       As filed with the Securities and Exchange Commission on October 7, 1997

                                                  Registration No. 333-________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 ____________________
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 ____________________

                              THE NEW YORK TIMES COMPANY
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

                                       New York
                             ----------------------------
                             (State or other jurisdiction
                          of incorporation or organization)


                                      13-1102020
                         ------------------------------------
                         (I.R.S. Employer Identification No.)


                                 229 West 43d Street
                               New York, New York 10036
                       ----------------------------------------
                       (Address of principal executive offices)

                              THE NEW YORK TIMES COMPANY
                         1991 EXECUTIVE STOCK INCENTIVE PLAN
-------------------------------------------------------------------------------
                               (Full title of the plan)

                                Laura J. Corwin, Esq.
                             Vice President and Secretary
                              THE NEW YORK TIMES COMPANY
                                 229 West 43d Street
                               New York, New York 10036
                                   (212) 556-1234
                    ----------------------------------------------
                    (Name, address and telephone number, including
                          area code, of agent for service)
                                  _________________

                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


Title of securities to be registered      Amount to be        Proposed          Proposed           Amount of
                                           registered         maximum            maximum          registration
                                                           offering price   aggregate offering        fee
                                                             per share(1)         price(2)
----------------------------------------------------------------------------------------------------------------

Class A Common Stock,                  10,000,000 shares      $52.62625         $526,262,500           $159,565
par value $.10 per share

--------------------------------------------------------------------------------
(1) Calculated pursuant to paragraph (c) of Rule 457 (based upon the average of the reported high and low sales prices for shares of Class A Common Stock as reported on the New York Stock Exchange for October 2,
    1997). The foregoing calculation is solely for the purpose of determining the registration fee.

(2) Based on the proposed maximum offering price per share, calculated as described in footnote (1) above.

                              INCORPORATION BY REFERENCE

     Pursuant to an amendment to The New York Times Company 1991 Executive Stock Incentive Plan (the "Plan"), the number of shares of Class A Common Stock reserved and available for issuance has been increased from 11,000,000 shares to 21,000,000 shares. The New York Times Company previously registered 11,000,000 shares of Class A Common Stock pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 15, 1991 (File No. 33-43211). The contents of such Registration Statement on Form S-8 (File No. 33-43211) are incorporated herein by reference.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of October, 1997.

                                         THE NEW YORK TIMES COMPANY

                                         By: /s/ Laura J. Corwin
                                             -----------------------------
                                             Laura J. Corwin
                                             Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.

Signature                        Title                               Date
---------                        -----                               ----

/s/ John F. Akers
-----------------------               Director                 October 7, 1997
John F. Akers

/s/ Diane P. Baker
-----------------------         Senior Vice President and      October 7, 1997
Diane P. Baker                  Chief Financial Officer
                              (Principal Financial Officer)

/s/ Richard L. Gelb
------------------------              Director                 October 7, 1997
Richard L. Gelb

/s/ A. Leon Higginbotham, Jr.
-----------------------------         Director                 October 7, 1997
A. Leon Higginbotham, Jr.

/s/ Ruth S. Holmberg
-------------------------             Director                 October 7, 1997
Ruth S. Holmberg

/s/ Robert A. Lawrence
-------------------------             Director                 October 7, 1997
Robert A. Lawrence

/s/ Russell T. Lewis
-------------------------             President, Director      October 7, 1997
Russell T. Lewis

Signature                           Title                           Date
---------                           -----                           ----

/s/ George B. Munroe
-------------------------              Director                October 7, 1997
George B. Munroe

/s/ Charles H. Price II
-------------------------              Director                October 7, 1997
Charles H. Price II

/s/ George L. Shinn
-------------------------              Director                October 7, 1997
George L. Shinn

/s/ Donald M. Stewart
-------------------------              Director                October 7, 1997
Donald M. Stewart

/s/ Stuart Stoller
-------------------------         Vice President, Corporate    October 7, 1997
Stuart Stoller                            Controller
                                (Principal Accounting Officer)

/s/ Arthur Ochs Sulzberger
--------------------------            Chairman, Director       October 7, 1997
Arthur Ochs Sulzberger          (Principal Executive Officer)

/s/ Arthur O. Sulzberger, Jr.
-----------------------------               Director           October 7, 1997
Arthur O. Sulzberger, Jr.

/s/ Judith P. Sulzberger
------------------------                    Director           October 7, 1997
Judith P. Sulzberger

/s/ William O. Taylor
------------------------                    Director           October 7, 1997
William O. Taylor

                                 INDEX TO EXHIBITS


Exhibits                                                         Sequential
                                                                 Page Number
* 5.1       - Opinion and consent of Laura J. Corwin,
              Vice President and Secretary of the Company, as to the legality of shares

* 23.1      - Consent of Deloitte & Touche LLP

* 23.2      - Consent of Laura J. Corwin, Vice President and
              Secretary of the Company (included in Exhibit 5.1)

_________________

*    Filed herewith.